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                                                                    EXHIBIT 23.1


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
            --------------------------------------------------------


We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 14, 2005 relating to the financial statements, management's assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting, which appears in the 2004 Annual Report to Shareholders of Aqua America, Inc., which is incorporated by reference in Aqua America, Inc.'s Annual Report on Form 10-K for the year ended December 31, 2004.



PRICEWATERHOUSECOOPERS LLP
Philadelphia, Pennsylvania
June 22, 2005